                                    RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                               IZOIC INCORPORATED

Article I

     The name of the  Corporation  (herein  called the  "Corporation")  is IZOIC
Incorporated.

Article II

     The address of the  registered  office of the  Corporation  in the State of
Delaware is 9 East Loockerman Street, City of Dover, County of Kent. The name of the registered  agent of the Corporation at such address is National  Registered
Agents, Inc.

Article III

     The purpose of the  Corporation  is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the
State of Delaware.

Article IV

1. Authorized  Shares.  The Corporation shall be authorized to issue 195,000,000 shares of all classes,  consisting  of (i)  180,000,000  shares of Common Stock,
$.01 par value (the "Common  Stock"),  and (ii)  15,000,000  shares of Preferred
Stock, $.01 par value (the "Preferred Stock").

2. Common  Stock.  Each share of Common Stock shall be identical in all respects and for all  purposes  and  entitled  to: one vote in all  proceedings  in which action  may or is  required  to be taken  by  shareholders  of the  Corporation;
participate  equally in all dividends  payable with respect to the Common Stock, as, if and when declared by the Board of Directors of the Corporation subject to any dividend  preference in favor of Preferred  Stock;  and share ratably in all distributions  of assets of the  Corporation  in the event of any  voluntary  or involuntary  liquidation,  or  winding  up of the  affairs  of the  Corporation, subject to any liquidation rights and preferences in favor of Preferred Stock.

3. Preferred Stock.

(a) Of the 15,000,000  authorized shares of Preferred Stock,  3,055,556 shall be designated  "Series A Convertible  Participating  Preferred Stock" and 7,500,000
shall be designated  "Series B Convertible  Participating  Preferred Stock". The
shares of Series A  Convertible  Participating  Preferred  Stock are referred to herein  as the  "Series  A  Preferred  Shares",  and  the  shares  of  Series  B
Convertible  Participating Preferred Stock are referred to herein as the "Series
B Preferred  Shares".  The Series A Preferred  Shares and the Series B Preferred
Shares shall collectively be referred to herein as the "Preferred Shares".

(b) With respect to the 4,444,444  shares of undesignated  Preferred Stock as of the date hereof,  the Board of Directors of the Corporation shall have authority to the fullest extent permitted under the Delaware General  Corporation Law (the
"DGCL") to adopt by  resolution  from time to time one or more  Certificates  of
Designation  providing  for the  designation  of one or more series of Preferred
Stock and the voting powers,  whether full or limited or no voting  powers,  and such designations,  limitations or restrictions thereof, and to fix or alter the number of shares comprising any such series,  subject to any requirements of the
DGCL and this Restated  Certificate  of  Incorporation,  as amended from time to time.

     The  authority of the Board of  Directors  with respect to each such series shall include,  without limitation of the foregoing,  the right to determine and fix the following  preferences and powers,  which may vary as between  different series of Preferred Stock:

     (i)  the distinctive designation of such series and the number of shares to constitute such series;

     (ii) the rate at which  dividends  on the  shares of such  series  shall be declared and paid, or set aside for payment,  whether dividends at the rate so determined  shall be  cumulative or accruing,  and whether the shares of such series shall be entitled to any  participating or other dividends in addition to dividends at the rate so  determined,  and if so, on what terms;

     (iii)the right or obligation,  if any, of the  Corporation to redeem shares of the particular  series of Preferred  Stock and, if redeemable,  the price, terms and manner of such redemption;

     (iv) the special  and  relative  rights and  preferences,  if any,  and the amount  or  amounts  per  share,  which the  shares of such  series of
          Preferred  Stock shall be entitled to receive  upon any  voluntary  or involuntary liquidation, dissolution or winding up of the Corporation;

     (v)  the terms and  conditions,  if any,  upon which  shares of such series shall be  convertible  into, or  exchangeable  for,  shares of capital stock of any other  series,  including the price or prices or the rate or rates of  conversion  or exchange and the terms of  adjustment,  if any;

     (vi) the  obligation,  if any,  of the  Corporation  to  retire,  redeem or purchase shares of such series pursuant to a sinking fund or fund of a similar  nature or  otherwise,  and the terms and  conditions  of such obligation;

     (vii)voting rights,  if any,  including  special voting rights with respect to the  election of  directors  and matters  adversely  affecting  any series of Preferred Stock;

     (viii)  limitations,  if any, on the issuance of additional  shares of such series or any shares of any other series of Preferred Stock; and

     (ix) such other preferences,  powers,  qualifications,  special or relative rights  and  privileges  thereof  as the  Board  of  Directors  of the
          Corporation, by the vote of the members of the Board of Directors then in office  acting in  accordance  with this  Restated  Certificate  of
          Incorporation,  or  the  holders  of any  Preferred  Stock,  may  deem advisable and are not  inconsistent  with law, the  provisions of this
          Restated  Certificate of  Incorporation  or the provisions of any such
          Certificate of Designation.

4. Dividends.

     The holders of the Preferred  Shares shall not be entitled to any annual or other dividend, except and to the extent that if cash dividends are declared and paid upon or set aside for the Common Stock, the holders of the Preferred Shares shall be entitled to share in such cash  dividends pro rata in  accordance  with the number of shares of Common Stock into which such  Preferred  Shares are then convertible pursuant to Section 8 (e).

5. Liquidation.

(a) Upon a  Liquidation  (as defined  below),  after  payment or  provision  for payment of the debts and other liabilities of the Corporation (i) the holders of
Series A Preferred  Shares  shall be entitled to receive,  out of the  remaining assets of the Corporation  available for distribution to its stockholders,  with respect to each Series A Preferred  Share an amount  (the  "Series A  Preference
Amount")  equal  to  the  sum of (A)  $1.00  per  share  (subject  to  equitable adjustment as a result of any stock dividend, stock split, combination,  reverse split, reclassification or similar event after the date of issuance of the first
Series A Preferred Share) and (B) all declared but unpaid dividends payable with respect to such share under Section 4 above and (ii) the holders of the Series B
Preferred  Shares shall be entitled to receive,  out of the remaining  assets of the Corporation available for distribution to its Stockholders,  with respect to each Series B Preferred Share an amount (the "Series B Preference  Amount";  the
Series B Preference Amount and the Series A Preference Amount referred to herein as the  "Preference  Amount",  as applicable)  equal to the sum of (A) $2.45 per share (the  "Series B Purchase  Price")  (subject to equitable  adjustment  as a
result  of  any  stock  dividend,  stock  split,  combination,   reverse  split,
reclassification  or similar  event after the date of the  issuance of the first
Series B Preferred Share) and (B) all declared but unpaid dividends payable with respect to such share  under  Section 4 above,  in the case of each (i) and (ii)
above, before any distribution shall be made to the holders of the Common Stock, or any other class of capital  stock of the  Corporation  ranking  junior to the
Preferred Shares upon a liquidation of the Corporation.  If upon any Liquidation the assets of the Corporation  available for  distribution  to its  stockholders shall be insufficient to pay the holders of Preferred Shares the full Preference
Amount to which they shall be entitled,  the holders of  Preferred  Shares shall share pro rata and pari passu in any distribution of assets,  each in accordance with its respective Preference Amounts.

(b) Upon any Liquidation,  after payment or provision for payment in full of all
Preference  Amounts,  the  holders  of  Common  Stock and the  Preferred  Shares
(participating on an as converted basis as determined  pursuant to Section 8 (e)
hereof) shall be entitled to share pro rata in the distribution of the remaining assets of the Corporation.

(c)  Notwithstanding  any of the other provisions of this Certificate,  upon any
Liquidation,  each holder of the  Preferred  Shares shall be entitled to receive the greater of (i) the amount such holder  would have  received  under  Sections
5(a) and (b) above and (ii) the amount such holder  would have  received if such holder had converted his or her shares of Preferred  Stock into shares of Common
Stock in accordance with Section 8.

(d)   "Liquidation"   means  (i)  any  voluntary  or  involuntary   liquidation,
dissolution  or winding up of the  affairs  of the  Corporation,  other than any dissolution, liquidation or winding up in connection with any reincorporation of the  Corporation  in another  jurisdiction,  (ii) any  transaction  or series of related transactions  (including any consolidation or merger of the Corporation)
immediately  after the  occurrence  of which the holders of the capital stock of the Corporation entitled to vote for the election of directors immediately prior to  such  transaction  do  not  hold a  majority  of the  capital  stock  of the
Corporation (or the surviving or resulting  entity, as the case may be) entitled to vote for the election of  directors,  or (iii) any sale or other  disposition
(in a single transaction or a series of related transactions) by the Corporation of more than 50% of its assets (on a consolidated basis, if applicable).

(e) In the event of a Liquidation in which the  Corporation  does not distribute any proceeds to its  stockholders  (because,  for example,  the  transaction  is structured  as a sale of capital  stock or a merger),  the  stockholders  of the
Corporation shall be entitled to receive with respect to their shares of capital stock of the  Corporation  the same portion of the aggregate  proceeds from such transaction that they would have been entitled to receive if the Corporation had first  received  such  proceeds  directly  and  then  distributed  them  to  the stockholders in accordance with the provisions of Sections 5(a) and (b) hereof.

(f) In the event of a Liquidation  involving the sale of shares by  stockholders of the  Corporation  or a  consolidation  or merger,  the assets  available  for distribution to the  stockholders  from the  Corporation  shall be the aggregate consideration payable to all selling stockholders  multiplied by a fraction, the numerator  of which is the sum of the total  number  of  shares of Common  Stock outstanding and the total number of shares of Common Stock issuable with respect to  Common  Stock  Equivalents  (as  defined  below)  immediately  prior to such
Liquidation and the denominator of which is the total number of shares of Common
Stock sold (Preferred Shares being treated on an as converted basis) pursuant to such Liquidation.

(g) "Common Stock  Equivalents" means all shares of Common Stock outstanding and all shares of Common Stock issuable (without regard to any present  restrictions on such issuance) upon the conversion, exchange or exercise of all securities of the Corporation  that are convertible  into, or exchangeable or exercisable for, shares of Common Stock (including the Preferred Shares).

(h) If any or all of the proceeds payable to the stockholders of the Corporation in  connection  with a  Liquidation  are in a form other than cash or marketable securities,  the fair market value of such consideration  shall be determined in good faith by the Board of Directors of the Corporation.

6. Mandatory Redemption.

(a) At any time after December 13, 2006, the holders of a majority of the Series
A Preferred Shares then outstanding may demand that the Corporation  redeem (out of funds  legally  available  for that  purpose) all or any portion of each such holder's Series A Preferred  Shares then outstanding for a cash amount per share equal to the Series A Preference Amount. Such right may be exercised by delivery to the  Corporation  of a notice (a  "Series  A  Mandatory  Redemption  Notice")
requesting such redemption.  Any Series A Mandatory  Redemption  Notice given by the holders of the Series A Preferred Shares pursuant to this Section 6(a) shall also be a Series B Mandatory Redemption Notice given by a majority of the Series
B holders for purposes of Section 6(b). The Corporation shall redeem such Series
A Preferred  Shares on a date (a "Series A Mandatory  Redemption  Date") that is not more  than 30 days  after  the  date of  delivery  of a  Series A  Mandatory
Redemption Notice.

(b) At any time after December 13, 2006, the holders of a majority of the Series
B Preferred Shares then outstanding may demand that the Corporation  redeem (out of funds  legally  available  for that  purpose) all or any portion of each such holder's Series B Preferred  Shares then outstanding for a cash amount per share equal to the Series B Preference Amount. Such right may be exercised by delivery to the  Corporation  of a notice (a  "Series  B  Mandatory  Redemption  Notice")
requesting such redemption.  Any Series B Mandatory  Redemption  Notice given by the holders of the Series B Preferred Shares pursuant to this Section 6(b) shall also be a Series A Mandatory Redemption Notice given by a majority of the Series
A holders for purposes of Section 6(a). The Corporation shall redeem such Series
B Preferred  Shares on a date (a "Series B Mandatory  Redemption  Date") that is not more  than 30 days  after  the  date of  delivery  of a  Series B  Mandatory
Redemption  Notice  (the  Series A  Mandatory  Redemption  date and the Series B
Mandatory Redemption Date are each referred to herein as a "Mandatory Redemption
Date").

(c) If the Corporation has  insufficient  funds legally  available to redeem any
Preferred Shares required to be redeemed on any Mandatory Redemption Date, those funds  legally  available for such purpose shall be used to redeem the number of shares of  Preferred  Shares which may be legally  redeemed.  The holders of the series of Preferred Stock requesting a mandatory  redemption pursuant to Section
6 of this Article IV shall  participate in any such partial  redemption pro rata according to their respective  Preference  Amounts. At any time and from time to
time  thereafter  when  additional  funds  become  legally   available  for  the
redemption  of  capital  stock  of the  Corporation,  such  funds  shall be used promptly to redeem the balance of Preferred Shares requested to be redeemed.

(d) At any time on or after a Mandatory Redemption Date each holder of record of such series of Preferred  Stock to be redeemed on such date shall be entitled to receive its  Preference  Amount upon actual  delivery to the  Corporation or its agents  of  the  certificate  or  certificates  representing  the  shares  to be redeemed.  On a  Mandatory  Redemption  Date,  all  rights  in  respect  of such
Preferred  Shares to be  redeemed,  except the right to receive  the  Preference
Amount,  shall  cease  and  terminate  (unless  default  shall  be  made  by the
Corporation in the payment of the Preference  Amount, in which event such rights shall be  exercisable  until such  default is cured),  and such shares  shall no longer  be  deemed  to  be  outstanding,  whether  or  not  the  certificate  or certificates representing such shares have been received by the Corporation.

7. Voting Rights.

     In addition to the rights  provided  by law,  the holders of the  Preferred
Shares  shall be entitled  to vote on all matters as to which  holders of Common
Stock shall be entitled to vote,  in the same manner and with the same effect as such holders of Common Stock,  voting  together with the holders of Common Stock as one class.  Each  Preferred  Share shall  entitle the holder  thereof to such number of votes as shall equal the number of whole  shares of Common  Stock into which such Preferred Share is then convertible pursuant to Section 8(e).

8. Optional Conversion.

(a) Upon the  terms  set  forth in this  Section  8,  each  holder  of  Series A
Preferred Shares shall have the right, at such holder's option,  at any time and from time to time,  to convert  any of such shares into the number of fully paid and  nonassessable  shares of Common  Stock  equal to the  quotient  obtained by dividing  (i) the  product of the Series A  Preference  Amount and the number of
Series A Preferred Shares being converted, by (ii) the Series A Conversion Price
(as defined  below),  as last  adjusted and then in effect,  by surrender of the certificates  representing  the  shares  of  Series  A  Preferred  Shares  to be converted.  The  initial  conversion  price per share at which  shares of Common
Stock shall be issuable upon  conversion of shares of Series A Preferred  Shares
(the "Series A Conversion  Price") shall be $1.00. The Series A Conversion Price shall be subject to adjustment from time to time in accordance with Section 8(e)
below.

(b) Upon the  terms  set  forth in this  Section  8,  each  holder  of  Series B
Preferred Shares shall have the right, at such holder's option,  at any time and from time to time,  to convert  any of such shares into the number of fully paid and  nonassessable  shares of Common  Stock  equal to the  quotient  obtained by dividing  (i) the  product of the Series B  Preference  Amount and the number of
Series B Preferred Shares being converted, by (ii) the Series B Conversion Price
(as defined  below),  as last  adjusted and then in effect,  by surrender of the certificates  representing  the  shares  of  Series  B  Preferred  Shares  to be converted.  The  initial  conversion  price per share at which  shares of Common
Stock shall be issuable upon  conversion of shares of Series B Preferred  Shares
(the "Series B Conversion Price") shall be $0.093. The Series B Conversion Price shall be subject to adjustment from time to time in accordance with Section 8(e)
below.  The term  "Conversion  Price" as used  herein  shall  mean the  Series A
Conversion Price or the Series B Conversion Price, as applicable.

(c) Any holder of Preferred Shares may exercise the conversion right pursuant to paragraph (a) or (b) above, as applicable,  by delivering to the Corporation the certificate  or  certificates  for the shares to be converted,  duly endorsed or assigned in blank or to the  Corporation  (if  required by it),  accompanied  by written notice stating that the holder elects to convert such shares and stating the name or names (with address) in which the  certificate or  certificates  for the shares of Common Stock are to be issued.  Conversion shall be deemed to have been effected on the date when such delivery is made (the "Conversion Date"). As promptly as practicable  thereafter,  the Corporation shall issue and deliver to or upon the  written  order of such  holder,  to the  place  designated  by such holder,  a certificate or  certificates  for the number of full shares of Common
Stock to which  such  holder is  entitled,  and a cash  amount in respect of any fractional  interest in a share of Common  Stock as provided  in  paragraph  (d)
below. The person in whose name the certificate or certificates for Common Stock are to be issued  shall be a  stockholder  of record of such Common Stock on the applicable  Conversion  Date unless the transfer  books of the  Corporation  are closed on that date, in which event such person shall be a stockholder of record of such Common Stock on the next succeeding date on which the transfer books are open, but the Conversion  Price shall be that in effect on the Conversion  Date.
Upon  conversion  of  only a  portion  of the  number  of  shares  covered  by a
certificate   representing  shares  of  the  Preferred  Shares  surrendered  for conversion, the Corporation shall issue and deliver to or upon the written order of the holder of the certificate so surrendered  for conversion,  at the expense of the  Corporation,  a new  certificate  covering  the number of shares of such
Preferred  Shares  representing  the  unconverted  portion of the certificate so surrendered.

(d) Upon conversion,  the Corporation  (unless otherwise requested by the holder of the Preferred Shares subject to conversion)  will issue fractional  shares of its Common Stock,  as applicable,  and shall not distribute cash in lieu of such fractional  shares.  The number of full  shares of Common  Stock  issuable  upon conversion  of any  Preferred  Shares  shall  be  computed  on the  basis of the aggregate  number of shares of Preferred  Shares to be converted.  If fractional shares of Common Stock which would  otherwise be issuable upon conversion of any such shares of Preferred Stock are not issued,  the Corporation shall pay a cash adjustment  in respect of such  fractional  interest  in an amount  equal to the product  of (i) the  price of one share of Common  Stock as  determined  in good faith by the Board and (ii) such  fractional  interest,  and, in such case,  the holders  of  fractional  interests  shall  not  be  entitled  to any  rights  as stockholders of the Corporation in respect of such fractional interests.

(e) The  Conversion  Price shall be subject to  adjustment  from time to time as follows:

     (i)  If the  Corporation  shall, at any time or from time to time after the date of original  issuance of the first Series B Preferred  Share (the
          "Series B Original Issuance Date") but prior to May 2, 2002, issue any
          Equity  Securities  (as defined  below) other than Excluded  Stock (as defined below) without  consideration or for a consideration per share less than the Series B Conversion Price in effect immediately prior to the issuance of such Equity  Securities,  then the Series B Conversion
          Price in  effect  immediately  prior to each  such  issuance  shall be lowered  to an  amount  equal  to  the  lowest  amount  of  per  share consideration  that was received for such Equity  Securities that were issued.

     (ii) If the  Corporation  shall, at any time or from time to time after (i)
          with  respect to the Series A Preferred  Shares,  the date of original issuance of the first Series A Preferred Share (the "Series A Original
          Issuance  Date",  and together with the Series B Original  Issue Date, with respect to each such series of Preferred  Shares,  its  "Original
          Issuance Date") or (ii) with respect to the Series B Preferred Shares,
          May 2, 2002, issue any Equity Securities (as defined below) other than
          Excluded  Stock (as  defined  below)  without  consideration  or for a consideration  per share less than the Conversion Price for any series of Preferred Stock in effect immediately prior to the issuance of such
          Equity  Securities,  then the Conversion  Price for any such series of
          Preferred  Stock in effect  immediately  prior to each  such  issuance shall  forthwith be lowered to a price equal to the quotient  obtained by dividing:

          (A)  an amount  equal to the sum of (x) the total  number of shares of
               Common Stock  outstanding  (including  any shares of Common Stock deemed to have been issued  pursuant to subdivision (C) of clause
               (iii) below)  immediately  prior to such issuance,  multiplied by
               the  Conversion  Price  in  effect   immediately  prior  to  such
               issuance,  and (y) the consideration  received by the Corporation upon such issuance; by

          (B)  the total number of shares of Common Stock outstanding (including any shares of Common Stock deemed to have been issued pursuant to subdivision  (C) of clause  (iii)  below)  immediately  after the issuance of such Common Stock.

     (iii)For the purposes of any adjustment of the Conversion Price pursuant to
          clause  (i)  and  (ii)  above,  the  following   provisions  shall  be
          applicable:

          (A)  In the case of the  issuance of Equity  Securities  for cash in a
               QIPO (as herein defined) or private placement,  the consideration shall be deemed to be the  amount  of cash  paid  therefor  after deducting therefrom any discounts,  commissions or placement fees payable by the  Corporation to any underwriter or placement agent in connection with the issuance and sale thereof.

          (B)  In  the  case  of  the  issuance  of  Equity   Securities  for  a
               consideration   in  whole  or  in  part  other  than  cash,   the
               consideration  other  than  cash  shall be  deemed to be the fair market value  thereof as determined in good faith by the Board of
               Directors  of the  Corporation,  irrespective  of any  accounting treatment.

          (C)  In the case of the  issuance  of options to purchase or rights to subscribe for Common Stock, securities by their terms convertible into or exchangeable  for Common Stock, or options to purchase or
               rights  to  subscribe  for  such   convertible  or   exchangeable
               securities:

               (1)  the  aggregate  maximum  number of  shares  of Common  Stock deliverable  upon  exercise  of such  options to purchase or rights to subscribe for Common Stock shall be deemed to have been  issued at the time such  options or rights were issued
                    and  for  a   consideration   equal  to  the   consideration
                    (determined in the manner provided in  subdivisions  (A) and
                    (B) above),  if any,  received by the  Corporation  upon the issuance of such options or rights plus the minimum purchase price  provided  in such  options  or rights  for the Common
                    Stock covered thereby;

               (2)  the  aggregate  maximum  number of  shares  of Common  Stock deliverable  upon  conversion of or in exchange for any such convertible or exchangeable  securities or upon the exercise of  options  to  purchase  or rights to  subscribe  for such
                    convertible  or   exchangeable   securities  and  subsequent
                    conversion or exchange  thereof shall be deemed to have been issued at the time such securities,  options, or rights were issued and for a  consideration  equal to the  consideration received  by the  Corporation  for any such  securities  and related  options or rights  (excluding  any cash received on account of accrued interest or accrued dividends),  plus the additional  consideration,  if any,  to be  received  by the
                    Corporation   upon  the   conversion  or  exchange  of  such
                    securities or the exercise of any related  options or rights
                    (the  consideration  in each  case to be  determined  in the manner provided in subdivisions (A) and (B) above);

               (3)  on any change in the number of shares or  exercise  price of
                    Common Stock  deliverable  upon exercise of any such options or rights or conversions of or exchange for such securities,
                    other  than  a  change   resulting  from  the   antidilution
                    provisions thereof,  the Conversion Price shall forthwith be readjusted to such  Conversion  Price as would have obtained had the  adjustment  made upon the issuance of such options, rights or securities not converted prior to such change,  or options or rights  related to such  securities not converted prior to such  change,  been  made  upon  the  basis of such change; and

               (4)  on the  expiration  of  any  such  options  or  rights,  the termination of any such rights to convert or exchange or the
                    expiration  of  any  options  or  rights   related  to  such
                    convertible or exchangeable securities, the Conversion Price shall  forthwith be readjusted to such  Conversion  Price as would  have  obtained  had  the  adjustment  made  upon  the issuance of such options,  rights,  securities or options or rights related to such  securities  been made upon the basis of the issuance of only the number of shares of Common Stock actually issued upon the exercise of such options or rights, upon the conversion or exchange of such securities,  or upon the  exercise  of the  options  or  rights  related  to such securities and subsequent conversion or exchange thereof.

                    (iv) "Excluded  Stock" means (1) 2,379,857  shares of Common
                         Stock at any time issuable upon the exercise of options
                         granted  to  directors,   officers,   consultants   and
                         employees  of the  Corporation  issued  pursuant to the
                         Corporation's  1999 Stock Option Plan,  as amended (the
                         "Option   Plan")  or  such   other   number  of  Equity
                         Securities approved by unanimous written consent of the
                         Board of Directors  for inclusion in the Option Plan or
                         for any other  issuance in  connection  with  executive
                         compensation,  (2) shares of Common Stock issuable upon
                         conversion of Preferred  Shares,  (3) 213,000 shares of
                         Common  Stock  reserved  for  issuance to the  American
                         Public  Works  Association,  (4) shares of Common Stock
                         issued  in  connection  with  any  acquisition  or debt
                         financing by the Corporation,  (5) up to 226,758 shares
                         of Preferred Stock issuable to InSight Capital Partners
                         III, L.P. or any of its controlled Affiliates or to BEn
                         Tech Ventures Holdings,  LLC pursuant to the conversion
                         of those  Convertible  Unsecured  Notes  issued  by the
                         Corporation to such entities on April 17, 2001, and (6)
                         Equity   Securities   issuable  upon  exercise  of  any
                         warrants (the  "Warrants")  issued pursuant to the Note
                         and Warrant Purchase  Agreement dated as of October 31,
                         2001,  as  amended,  by and among the  Company and such
                         purchasers of Warrants.  "Equity  Securities" means all
                         shares  of  capital  stock  of  the  Corporation,   all
                         securities  convertible or  exchangeable  for shares of
                         capital  stock  of the  Corporation,  and all  options,
                         warrants,  and other  rights to purchase  or  otherwise
                         acquire  from the  Corporation  shares of such  capital
                         stock.

                    (v)  If, at any time after the Original  Issuance  Date, the
                         number  of  shares  of  Common  Stock   outstanding  is
                         increased  by a stock  dividend  payable  in  shares of
                         Common Stock or by a subdivision  or split-up of shares
                         of Common  Stock,  then,  following the record date for
                         the  determination  of holders of Common Stock entitled
                         to  receive  such  stock   dividend,   subdivision   or
                         split-up,  the Conversion  Price shall be appropriately
                         decreased  so that the number of shares of Common Stock
                         issuable on  conversion  of each share of the Preferred
                         Shares  shall  be  increased  in   proportion  to  such
                         increase in outstanding shares.

                    (vi) If, at any time after the Original  Issuance  Date, the
                         number  of  shares  of  Common  Stock   outstanding  is
                         decreased by a combination of the outstanding shares of
                         Common Stock, then,  following the record date for such
                         combination,    the    Conversion    Price   shall   be
                         appropriately increased so that the number of shares of
                         Common Stock  issuable on  conversion  of each share of
                         the  Preferred  Shares shall be decreased in proportion
                         to such decrease in outstanding shares.

                    (vii)Except as  provided  in  Section 6, in the event of any
                         capital   reorganization   of  the   Corporation,   any
                         reclassification of the stock of the Corporation (other
                         than a change  in par value or from no par value to par
                         value or from par  value to no par value or as a result
                         of  a  stock  dividend  or  subdivision,   split-up  or
                         combination of shares),  or any consolidation or merger
                         of the Corporation,  each share of the Preferred Shares
                         shall  after  such  reorganization,   reclassification,
                         consolidation,  or merger be convertible  into the kind
                         and  number of shares of stock or other  securities  or
                         property  of  the  Corporation  or of  the  corporation
                         resulting  from such  consolidation  or surviving  such
                         merger to which the  holder of the  number of shares of
                         Common Stock deliverable (immediately prior to the time
                         of such reorganization, reclassification, consolidation
                         or  merger)  upon  conversion  of  such  share  of  the
                         Preferred  Shares  would have been  entitled  upon such
                         reorganization,   reclassification,   consolidation  or
                         merger.  The provisions of this clause shall  similarly
                         apply to successive reorganizations, reclassifications,
                         consolidations or mergers.

                    (viii) All  calculations  under this paragraph shall be made to the nearest one  hundredth  (1/100) of a cent or the
                         nearest  one tenth  (1/10) of a share,  as the case may
                         be.

                    (ix) In any case in which the  provisions of this  paragraph
                         (e)  shall  require  that an  adjustment  shall  become
                         effective  immediately after a record date of an event,
                         the  Corporation may defer until the occurrence of such
                         event  (i)  issuing  to the  holder of any share of the
                         Preferred  Shares  converted after such record date and
                         before  the  occurrence  of such  event  the  shares of
                         capital stock  issuable upon such  conversion by reason
                         of the adjustment required by such event in addition to
                         the  shares  of  capital   stock   issuable  upon  such
                         conversion  before giving  effect to such  adjustments,
                         and (ii)  paying to such  holder  any amount in cash in
                         lieu of a fractional share of capital stock pursuant to
                         paragraph  (d)  above;  provided,   however,  that  the
                         Corporation shall deliver to such holder an appropriate
                         instrument  evidencing  such holder's  right to receive
                         such additional shares and such cash.

(f)  Whenever  the  Conversion  Price shall be adjusted as provided in paragraph
(e), the Corporation shall make available for inspection during regular business hours,  at its  principal  executive  offices or at such  other  place as may be designated  by the  Corporation,  a  statement,  signed by its  chief  executive officer,  showing  in  detail  the  facts  requiring  such  adjustment  and  the
Conversion Price that shall be in effect after such adjustment.  The Corporation shall also cause a copy of such  statement to be sent by  nationally  recognized overnight carrier or by first class certified mail, return receipt requested and postage prepaid, to each holder of the Preferred Shares at such holder's address appearing on the  Corporation's  records.  Where  appropriate,  such copy may be given in advance and may be included as part of any notice required to be mailed under the provisions of paragraph (g) below.

(g) If the  Corporation  shall propose to take any action of the types described in clauses (v), (vi) or (vii) of paragraph (e) above, the Corporation shall give notice to each  holder  of the  Preferred  Shares,  in the  manner  set forth in paragraph  (f) above,  which notice shall  specify the record date, if any, with respect to any such  action and the date on which such  action is to take place.
Such  notice  shall also set forth such facts with  respect  thereto as shall be reasonably  necessary  to indicate the effect of such action (to the extent such effect may be known at the date of such notice) on the Conversion  Price and the number,  kind or class of shares or other  securities or property which shall be deliverable  or  purchasable  upon the  occurrence of such action or deliverable upon conversion of the Preferred  Shares.  In the case of any action which would require the fixing of a record date, such notice shall be given at least 20 days prior to the date so fixed,  and in case of all other action,  such notice shall be given at least 30 days prior to the taking of such proposed  action.  Failure to give such  notice,  or any defect  therein,  shall not affect the legality or validity of any such action.

(h) The Corporation  shall reserve,  and at all times from and after the date of the Original Issuance Date keep reserved,  free from preemptive  rights,  out of its  authorized but unissued  shares of Common Stock,  solely for the purpose of effecting the conversion of the Preferred  Shares,  sufficient  shares of Common
Stock to provide for the conversion of all outstanding Preferred Shares.

9. Mandatory Conversion.

(a) Upon the consummation of the first underwritten  public offering pursuant to an effective  registration  statement  filed on Form S-1 (or its successor form)
under the  Securities  Act  covering  the offer and sale of not more than thirty percent (30%) of the  Corporation's  then (after giving effect to such offering)
outstanding  shares of Common Stock and resulting in aggregate  proceeds (net of underwriting  discounts and  commissions)  to the  Corporation  of not less than twenty-five million dollars ($25,000,000) and a per share price of not less than
$7.50 (a "QIPO"),  each Preferred Share then outstanding shall, by virtue of and simultaneously with such occurrence,  be automatically converted into the number of fully paid and  nonassessable  shares of Common  Stock equal to the  quotient obtained by dividing (i) the Preference  Amount by (ii) the Conversion Price, as
last adjusted pursuant to Section 8 and then in effect.

(b) As promptly as practicable after the date of the first of the conditions set forth in  Section  9(a) to occur  and the  delivery  to the  Corporation  of the certificate or certificates  for the Preferred Shares which have been converted, duly endorsed or assigned in blank to the  Corporation  (if required by it), the
Corporation  shall issue and deliver to or upon the written order of each holder of Preferred  Shares,  to the place  designated by such holder, a certificate or certificates  for the number of full shares of Common Stock to which such holder is entitled,  and a cash amount in respect of any fractional interest in a share of Common Stock as provided in Section 8(d) above.  The person in whose name the certificate or certificates for Common Stock are to be issued shall be deemed to have become a stockholder  of record on the date of such  occurrence and on such date the  Preferred  Shares  shall cease to be  outstanding,  whether or not the certificates representing such shares have been received by the Corporation.

Article V

     The number of  directors of the  Corporation  shall be such as from time to time shall be fixed in the manner  provided in the  By-laws of the  Corporation.
The election of directors of the  Corporation  need not be by ballot  unless the
By-laws so require.

Article VI

     A  director  of the  Corporation  shall  not be  personally  liable  to the
Corporation  or its  stockholders  for monetary  damages for breach of fiduciary duty as a director,  except for liability  (i) for any breach of the  director's duty of  loyalty  to the  Corporation  or its  stockholders,  (ii)  for  acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,  (iii) under Section 174 of the Delaware  General  Corporation
Law, or (iv) for any  transaction  from which the director  derived any improper personal benefit.  If the Delaware General  Corporation Law is amended after the date of incorporation  of the Corporation to authorize  corporate action further eliminating or limiting the personal liability of directors,  then the liability of a director of the  Corporation  shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

     The Corporation  shall indemnify to the fullest extent permitted by law any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative, or investigative (a "Proceeding"), by reason of the fact that he or she or his or her testator or intestate is or was a director of the  Corporation or any subsidiary of the  Corporation or any  predecessor of the Corporation or any subsidiary of the Corporation, or serves or served at any other  enterprise  as  director  at  the  request  of  the  Corporation  of  any predecessor to the  Corporation,  or acted at the direction of any such director against all expense,  liability  and loss  actually and  reasonably  incurred or suffered by such Indemnitee in connection therewith.

     Any indemnification under this Article VI (unless ordered by a court) shall be made by the Corporation  upon a  determination  that  indemnification  of the director is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporate Law, as the same exists or hereafter may be amended (but, in the case of any such amendment, only to the extent that such amendment  permits the  Corporation  to provide  broader indemnification  rights than said law permitted the Corporation to provide prior to such amendment).

     Expenses  (including  attorneys'  fees)  incurred  by  a  director  of  the
Corporation  in  defending  a  Proceeding  shall be paid by the  Corporation  in advance  of  the  final  disposition  of  such  Proceeding  upon  receipt  of an undertaking  by or on behalf of the director to repay all amounts so advanced in the event that it shall  ultimately  be  determined  that such  director  is not entitled to be indemnified by the Corporation as authorized in this Article VI.

     The indemnification and advancement of expenses provided by this Article VI shall not be deemed  exclusive  of any  other  rights to which a person  seeking indemnification or advancement of expenses may be entitled under any law (common
or  statutory),   by-law,  agreement,  vote  of  stockholders  or  disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another  capacity  while  holding  office or while  employed  by or acting as agent for the Corporation.  All rights to  indemnification  under this
Article VI shall be deemed to be a contract  between  the  Corporation  and each director of the Corporation or any of its  subsidiaries  who serves or served in such capacity at any time while this Article VI is in effect.

     The  Corporation  shall have power to purchase  and  maintain  insurance on behalf of any person  who is or was or has  agreed to become a  director  of the
Corporation or any of its  subsidiaries,  or is or was serving at the request of the  Corporation  as a  director  of  another  corporation,  partnership,  joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her or on his or her behalf in any such capacity,  or arising out of his or her status as such,  whether or not the Corporation  would have the  power  to  indemnify  him or her  against  such  liability  under  the provisions of this Article VI.

     If this Article VI or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction,  then the Corporation shall nevertheless indemnify  or advance  expenses to each person  entitled to  indemnification  or advancement  of expenses,  as the case may be, as to all expense,  liability and loss actually and  reasonably  incurred or suffered by such person and for which indemnification or advancement of expenses,  as the case may be, is available to such person  pursuant to this  Article VI to the full  extent  permitted  by any applicable  portion of this Article VI that shall not have been  invalidated and to the full extent permitted by applicable law.

     Neither any  amendment  nor repeal of this  Article VI, nor the adoption of any provision of this Restated  Certificate of Incorporation  inconsistent  with this  Article VI,  shall  eliminate  or reduce the effect of this  Article VI in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article VI would accrue or arise,  prior to such  amendment,  repeal of adoption of an inconsistent provision.

     Any repeal or modification of the foregoing  paragraph by the  stockholders of the  Corporation  shall not  adversely  affect any right or  protection  of a director of the Corporation existing at the time of such repeal or modification.

Article VII

     From time to time any of the  provisions  of this Restated  Certificate  of
Incorporation  may  be  altered,  amended  or  repealed,  and  other  provisions authorized  by the laws of the  State of  Delaware  at the time in force  may be added or inserted,  in the manner and at the time  prescribed by said laws,  and all rights at any time conferred  upon the  stockholders  of the  Corporation by this Restated Certificate of Incorporation are granted subject to the provisions of this Article VII.

Article VIII

     Whenever a compromise or  arrangement is proposed  between the  Corporation and its creditors or any class of them and/or  between the  Corporation  and its stockholders  or any class of them, any court of equitable  jurisdiction  within the  State  of  Delaware  may,  on  the  application  in a  summary  way  of the
Corporation or of any creditor or stockholder  thereof or on the  application of any receiver or receivers  appointed for the Corporation under the provisions of
Section 291 of the Delaware  General  Corporation  Law or on the  application of trustees in  dissolution  or of any  receiver  or  receivers  appointed  for the
Corporation  under  the  provisions  of  Section  279  of the  Delaware  General
Corporation  Law order a meeting of the creditors or class of creditors,  and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such  manner as the said court  directs.  If a majority in number  representing  three-fourths  in  value  of the  creditors  or  class  of
creditors,   and/or  of  the  stockholders  or  class  of  stockholders  of  the
Corporation,  as the case may be, agree on any compromise or arrangement  and to any  reorganization  of the  Corporation as a consequence of such  compromise or arrangement,  the said  compromise or  arrangement  and the said  reorganization shall,  if sanctioned by the court to which the said  application has been made, be  binding  on all the  creditors  or class  of  creditors,  and/or  on all the stockholders or class of stockholders,  of the Corporation,  as the case may be, and also on the Corporation.